ESCROW AGREEMENT


     THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of the 28th day of December, 2006, by and among American Network Insurance Company, a Pennsylvania corporation ("ANIC"), Security National Life Insurance Company, a Utah corporation ("SNLIC"), the owner of all issued and outstanding shares of Southern Security Life Insurance Company and Preferred Insurance Capital Consultants, LLC, a Florida limited liability company (the "Escrow Agent").

                                   WITNESSETH:

     WHEREAS, contemporaneously with the execution of this Agreement, ANIC has entered into Stock Purchase Agreement with SNLIC to purchase 100% of the shares (the "Stock") in Southern Security Life Insurance Company, a licensed insurance company in the State of Florida (the "Company") for the sum of $400,000 plus an amount equal to the Capital and Surplus of Southern Security Life Insurance Company as of December 31, 2006 Quarterly Statement, subject to later adjustment per the Stock Purchase Agreement (the "Purchase Price");

     WHEREAS, in the event that the transaction is not approved by the appropriate regulatory parties or both parties agree, the Approximate Purchase Price consisting of the sum of $400,000 plus an amount equal to the Capital and Surplus of the Company as of September 30, 2006 shall be immediately returned to ANIC.

     WHEREAS, the Escrow Agent is willing to act as escrow agent hereunder without compensation;

     NOW, THEREFORE, in consideration of premises and the mutual promises, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Establishment of Purchase Price.

     Simultaneously with the execution hereof, ANIC shall deliver to the Escrow Agent the Approximate Purchase Price to be held in an interest bearing account at Bank of America with a Florida interest benefit of purchase ("Account"). The Approximate Purchase Price shall be held in the Account until the said transaction has been approved or disapproved by the Appropriate Regulatory Parties.

SECTION 2.        Distribution of Purchase Price.

     2.1 Action Upon Approval by the Appropriate Regulatory Parties. Upon satisfaction of said condition subsequent, the Escrow Agent shall wire transfer the Approximate Purchase Price being held in the escrow account to an account of SNLIC designated by SNLIC. All investment income and interest earned in the escrow account shall be transferred to ANIC.

     2.2 Action Upon Disapproval by the Appropriate Regulatory Parties. Upon disapproval by the Appropriate Regulatory Parties or in the event said condition subsequent is not satisfied on or before June 30, 2007, or on or before such later date as the Seller and Purchase may mutually agree in writing, this Escrow Agreement shall be rescinded and the Escrow Agent shall wire transfer the Approximate Purchase Price and interest accrued thereon being held in the escrow account to an account of ANIC designated by ANIC.

     2.3 Action Upon Mutual Termination. In the event that both parties agree to terminate the Stock Purchase Agreement pursuant to Article VIII or the Escrow Agreement, the Escrow Agent, upon written direction by both ANIC and SNLIC shall return the Approximate Purchase Price to ANIC.

SECTION 3.        Escrow Agent.

     3.1 Duties. It is agreed that the duties and obligations of the Escrow Agent are those herein specifically provided and no other. The Escrow Agent shall have no liability or obligation with respect to the Approximate Purchase Price except for the Escrow Agent's willful misconduct or gross negligence. The Escrow Agent's sole responsibility shall be for the safekeeping and disbursement of Approximate Purchase Price in accordance with the terms of this Escrow Agreement. The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance, except as specifically set forth herein or in a notice delivered pursuant hereto.

     3.2 Right to Follow Instructions. Escrow Agent shall not incur any liability for following the instructions herein contained or expressly provided for, or written instructions given by the parties hereto.

     3.3 Conflicting Instructions. In the event that Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action until receipt of a Final Determination.

     3.4 Changes to Agreement. Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or super session of this Agreement unless the same shall be in writing and signed by all the other parties hereto and, if its rights, duties, immunities or indemnities as the Escrow Agent are affected thereby, unless it shall have been given its prior written consent thereto.

     3.5 Release of Escrow Agent. Escrow Agent may at any time resign by giving written notice of its resignation to the parties hereto at their respective addresses set forth in this Agreement, at least thirty (30) days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation, all property then held by the Escrow Agent shall be delivered by it to such person as may be jointly designated by ANIC and SNLIC, whereupon all of the Escrow Agent's duties and obligations hereunder shall cease and terminate.

     3.6 Termination of Escrow Agent Duties.

          (a) In the event that both parties agree to terminate the Stock Purchase Agreement pursuant to Article VIII or Escrow Agreement, the Escrow Agent, upon written direction by both ANIC and SNLIC shall return Approximate Purchase Price to ANIC.

          (b) Upon disapproval by the Appropriate Regulatory Parties or in the event said condition subsequent is not satisfied on or before June 30, 2007, or on or before such later date as the Seller and Purchase may mutually agree in writing, this Escrow Agreement shall be rescinded and the Escrow Agent shall wire transfer the Approximate Purchase Price and interest accrued thereon being held in the escrow account to an account of ANIC designated by ANIC.

SECTION 4.        Miscellaneous.

     4.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida (without giving effect to the conflict of law principals thereof).

     4.2 Notices. All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if delivered by hand or via a national overnight courier service or mailed by registered or certified mail postage to:

                           If to Escrow Agent:

                  Preferred Insurance Capital Consultants, LLC
                                    Attn:   Michael Camilleri
                                    55 NE 5th Avenue, Suite 502
                                    Boca Raton, Florida 33432

                           with copy to:

                                    Taplin & Associates
                                    Attn:   Norman Taplin, Esq.
                                    1555 Palm Beach Lakes Boulevard, Suite 1510
                                    West Palm Beach, Florida 33401

                 If to Security National Life Insurance Company:

                    Security National Life Insurance Company
                                    Attn:   Scott M. Quist
                                    5300 South 360 West, Suite 250
                                    Salt Lake City, Utah 84123

                           with copy to:

                                    Mackey Price Thompson & Ostler
                                    Attn:   Randall A. Mackey, Esq.
                                    57 West 100 South, Suite 350
                                    Salt Lake City, Utah 84101

                           If to American Network Insurance Company:

                           c/o:     Penn Treaty American Corporation
                                    3440 Lehigh Street
                                    Allentown, PA 18103

Or such other address or addresses, as shall be designated by a party hereto, to the others in writing. Any such notice, claim or other communication shall be deemed conclusively to have been given and received (i) on the first business day following the day timely received by national overnight courier, with the cost of delivery prepaid; or (ii) when otherwise personally delivered to the addressee.

     4.3 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written agreements, commitments or understandings among them with respect to the matters provided.

     4.4 Modification. This Agreement may be modified, altered or amended only by a written instrument signed by each of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date of first written above.

                    SECURITY NATIONAL LIFE INSURANCE COMPANY


                                    By /s/ Scott M. Quist
                                       ------------------
                                         Scott M. Quist, President


                       AMERICAN NETWORK INSURANCE COMPANY


                                    By /s/ Cameron B. Waite
                                      ---------------------
                                    Cameron B. Waite, Executive Vice President


                       Escrow Agent (Preferred Insurance Capital Consultants)



                                    By___________________________________
                                          Michael Camilleri